Exhibit 10.2

EXECUTION VERSION

GUARANTY

dated as of June 30, 2003

of

MANDALAY RESORT GROUP
AND ITS SUBSIDIARIES NAMED HEREIN

in favor of

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

AND

THE OTHER BENEFICIARIES
NAMED HEREIN

GUARANTY

This GUARANTY (“Guaranty”), dated as of June 30, 2003, of MANDALAY RESORT GROUP, a Nevada corporation (“Mandalay”), MANDALAY CORP., a Nevada corporation, RAMPARTS, INC., a Nevada corporation, NEW CASTLE CORP., a Nevada corporation and CIRCUS CIRCUS CASINOS, INC., a Nevada corporation (each, a “Guarantor” and collectively, “Guarantors”), is made in favor of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, in both its individual capacity and as trustee (the “Trustee”), and the other Beneficiaries named below, pursuant to that certain Participation Agreement dated as of June 30, 2003, entered into among Trustee, as Lessor, Mandalay and the other Lessees party thereto, Guarantors, the Lenders identified on Schedule III thereto, and Wells Fargo Bank Nevada, National Association, as the Collateral Agent (the “Participation Agreement”).  Capitalized terms used and not otherwise defined in this Guaranty shall have the meaning assigned to such terms in Appendix 1 to the Participation Agreement and the rules of interpretation set forth in such Appendix 1 shall apply to this Guaranty.

WHEREAS, pursuant to the Master Lease and the Participation Agreement, Trustee has agreed, on behalf of the Trust and each Lender, on each Advance Date, to purchase the Equipment and lease such Equipment to Lessees pursuant to the Master Lease and one or more Lease Supplements executed and delivered in connection therewith;

WHEREAS, Trustee and the other Beneficiaries are unwilling to enter into the Participation Agreement and other Operative Documents unless Guarantors execute this Guaranty and, as an inducement to Trustee and such other Beneficiaries, Guarantors are entering into this Guaranty and the guaranty provided for herein;

AND WHEREAS, it is in the best interest of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Participation Agreement and other Operative Documents.

NOW, THEREFORE, each Guarantor covenants and agrees as follows:

SECTION 1.                                                 GUARANTY

Each Guarantor jointly and severally hereby absolutely, unconditionally and irrevocably guarantees to Trustee (both individually and in its capacity as Trustee), the Collateral Agent, each Lender and each other Indemnitee and their respective successors and permitted assigns (individually, a “Beneficiary” and, collectively, the “Beneficiaries”) as their respective interests may appear:  (a) the due, punctual and full payment by Lessees of all amounts (including, without limitation, amounts payable as damages in case of default and all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a) and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and §506(b)) to be paid by Lessees in accordance with the Lease and/or any other Operative Document to which any Lessee is or is to be a party whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof; and (b) the due, prompt and faithful performance when due of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of each of the Lessees contained in the Participation Agreement, the Lease or any and all other Operative Documents to which any Lessee is or is to be a party in accordance with the terms thereof (such obligations referred to in clauses (a) and (b) above being hereinafter called the “Guaranteed Obligations”); provided, however, that such Guarantor shall be liable under this Guaranty only for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and, provided further, that, in the case of any Guarantor that is also a Lessee, such Guarantor shall be liable under this Guaranty only for that portion - if any - of the Guaranteed Obligations with respect to which such Guarantor is not liable as a Lessee and provided further that no Guarantor shall raise the foregoing limitation of liability as a defense to payment of any sum under the Guaranty.

Each Guarantor further agrees to pay any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by any Beneficiary in collecting any Guaranteed Obligations and/or in preserving or enforcing any rights under this Guaranty or under the Guaranteed Obligations.

The Guaranty is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by any Lessee or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against each Guarantor without regard to the validity or enforceability of the Participation Agreement, the Lease or any other Operative Document.

If for any reason whatsoever any Lessee shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any such obligation, covenant, term, condition or undertaking when due to be performed or observed, in each case, in accordance with the Operative Documents, each applicable Guarantor will immediately pay or cause to be paid such amounts to the Person or Persons entitled to receive the same (according to their respective interests) under the terms of the Operative Documents, as appropriate, or perform or comply with any such obligation, covenant, term, condition or undertaking or cause the same to be performed or complied with, together with interest at the Applicable Default Rate on any amount due and owing from the date the same shall have become due and payable to the date of payment.

SECTION 2.                                                 EACH GUARANTOR’S GUARANTEED OBLIGATIONS UNCONDITIONAL.

The covenants and agreements of each Guarantor set forth in this Guaranty shall be primary obligations of such Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by such Guarantor with its obligations hereunder or the full and strict compliance by Lessees of all of the Obligations), whether based upon any claim that any Lessee, such Guarantor, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor or any Lessee shall have any knowledge or notice thereof) including, without limitation:

(a)                                  Any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Guaranteed Obligations, the Lease or any other Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Equipment, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Guaranteed Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

(b)                                 Any failure, omission or delay on the part of any Lessee or any Beneficiary to conform or comply with any term of any instrument or agreement referred to in clause (a) above;

(c)                                  Any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (a) above or any obligation or liability of any Lessee or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

(d)                                 Any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Lessee, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(e)                                  Any limitation on the liability or obligations of any Person under the Participation Agreement, the Lease or any other Operative Document, the Guaranteed Obligations, any collateral security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (a) above or any term of any thereof;

(f)                                    Any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of any of the Equipment by any Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of any Lessee or any other Person;

(g)                                 Any merger or consolidation of any Lessee or any Guarantor into or with any other corporation or any sale, lease or transfer of any of the assets of any Lessee or any Guarantor to any other Person;

(h)                                 Any change in the ownership of any shares of capital stock of any Lessee or any corporate change in any Lessee; or

(i)                                     Any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in any agreements limiting the liability of any Beneficiary or any other Person.

SECTION 3.                                                 WAIVER AND AGREEMENT.

Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty.  Each Guarantor unconditionally waives, to the extent permitted by law:  (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in Section 2 hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against such Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under the Lease or any other Operative Document, and notice of default or any failure on the part of any Lessee to perform and comply with any covenant, agreement, term or condition of the Lease or any other Operative Document; (d) except to the extent expressly provided in Section 4, any right to the enforcement, assertion or exercise against any Lessee of any right, power, privilege or remedy conferred in the Lease or any other Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under the Lease or any other Operative Document; (g) except as otherwise required by law, any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in the Lease, any other Operative Document or any of the Equipment; (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (i) any failure of any Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;  (j) the election by any Beneficiary, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code; (k) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code; (l) any use of cash collateral under Section 363 of the Bankruptcy Code; (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (n) the avoidance of any Lien in favor of any Beneficiary for any reason; (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430, or (q) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against any Guarantor.

Each Guarantor represents and warrants to the Beneficiaries that it has established adequate means of obtaining from Lessees and any sublessees on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each Lessee and any such sublessees and their properties, and such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each Lessee and any sublessees and their properties.  Each Guarantor hereby expressly waives and relinquishes any duty on the part of any Beneficiary (should any such duty exist) to disclose to such Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any Lessee or any sublessee or such party’s properties, whether now known or hereafter known by any Beneficiary during the life of this Guaranty.  With respect to any of the Guaranteed Obligations, no Beneficiary need inquire into the powers of any Lessee or any sublessee or the officers or employees acting or purporting to act on such party’s behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such power shall be guarantied hereby.

Each Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Lessee is rescinded or must be otherwise restored by any of the Beneficiaries, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Each Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and Trustee or its assignee is prevented by applicable law from exercising its remedies under the Lease, Trustee shall be entitled to receive hereunder from such Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessees had such remedies been exercised.

SECTION 4.                                                 ASSIGNMENT.

Each Guarantor hereby acknowledges that it is contemplated that on the date hereof the Trustee will assign to the Collateral Agent for the benefit of the Lenders all of the Trustee’s rights, title and interest in and to this Guaranty in respect of any Guaranteed Obligations hereunder which are part of the Trust Estate and such Guarantor hereby agrees to such assignment.

SECTION 5.                                                 WAIVER OF SUBROGATION.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Lessee that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Beneficiaries against any Lessee or any Collateral which Trustee, on behalf of the Lenders, now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, in each case, for a period of 367 days after the Guaranteed Obligations shall have been fully and finally paid in cash.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been fully and finally paid in cash, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Collateral Agent to be credited and applied pursuant to the terms of the Participation Agreement and the other Operative Documents.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and the Lease and that the waiver set forth in this Section 5 is knowingly made in contemplation of such benefits.  Each Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Trustee and/or Collateral Agent, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of such Guarantor or the right of such Guarantor to proceed against any Person for reimbursement or both.

SECTION 6.                                                 RIGHTS OF THE BENEFICIARIES.

This Guaranty is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear or by the Collateral Agent on behalf of the Beneficiaries.

SECTION 7.                                                 TERM OF GUARANTY.

This Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Guaranteed Obligations shall be fully and finally paid in full in cash and all the agreements of Lessees and such Guarantor hereunder and under the Participation Agreement, the Lease and the other Operative Documents shall have been duly performed.  If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) or if for any other reason, any payment received by any Beneficiary in respect of the Guaranteed Obligations is rescinded or must be returned by such Beneficiary, this Guaranty shall continue to be effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

SECTION 8.                                                 REPRESENTATIONS AND WARRANTIES OF GUARANTORS.

As of the date hereof and each Advance Date, each Guarantor represents and warrants to Trustee and each of the Beneficiaries that this Guaranty constitutes a legal, valid and binding agreement of such Guarantor and when executed and delivered in accordance with the terms hereof will constitute legal, valid and binding obligations of such Guarantor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles.

SECTION 9.                                                 NOTICES, ETC.

All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 10.5 of the Participation Agreement to Mandalay, as agent for each of the Guarantors (and each Guarantor hereby appoints Mandalay as its agent for purposes of receiving notices and other communications hereunder and under or with respect to any other Operative Documents), at the address set forth below the signature of Guarantors on the signature page hereof, or such other address as may hereafter be furnished by any applicable Guarantor to all Beneficiaries in accordance with Section 10.5 of the Participation Agreement.

SECTION 10.                                           SEVERABILITY OF THIS GUARANTY.

In case any provisions of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby.  To the extent permitted by law, each Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 11.                                           MISCELLANEOUS.

THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  This Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, permitted transferees, and permitted assigns of the Beneficiaries, provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of Trustee (acting at the direction of all Lenders).  The table of contents and headings in this Guaranty are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.  This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 12.                                           TERMINATION.

Subject to the provisions of Section 7 above, this Guaranty shall remain in full force and effect until the date on which all Guaranteed Obligations of Guarantors hereunder shall have been satisfied by full and final payment in cash and performance in full.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the date first above written.

GUARANTORS:	MANDALAY RESORT GROUP,
a Nevada corporation

	By	/s/ Glenn W. Schaeffer
Name: Glenn W. Schaeffer
Title: President and Chief Financial Officer

MANDALAY CORP.,
a Nevada corporation

RAMPARTS, INC.,
a Nevada corporation

NEW CASTLE CORP.,
a Nevada corporation

CIRCUS CIRCUS CASINOS, INC.,
a Nevada corporation

	By	/s/ Glenn W. Schaeffer
Name: Glenn W. Schaeffer
Title: authorized signatory for each of the foregoing

Address for all Guarantors:
c/o Mandalay Resort Group
3950 Las Vegas Boulevard South
Las Vegas, Nevada 89119

Attn: Glenn W. Schaeffer
President and Chief Financial Officer
	Phone:	(702) 632-6708
	Facsimile:	(702) 632-6822